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                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           OF TFC ENTERPRISES, INC.

                                    CHARTER
                           (Effective June 1, 2000)

I.   PURPOSE

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by TFC Enterprises, Inc. (the "Company") to the Securities and Exchange Commission ("SEC"); the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

       . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

       . Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

       . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.  COMPOSITION

       The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the
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opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. An "independent director" is a director who is not, nor has been within the last three years, an employee of the Company, an immediate family member of an employee of the Company or an individual who has a business relationship (in addition to the director's relationship to the Company as an outside director) with the Company, unless any such business relationship does not interfere with the director's exercise of independent judgment, in the business judgment of the Board of Directors. In addition, a director is not independent if such director is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee. Nevertheless, one former employee or immediate family member of a former employee who is not considered independent due solely to the three-year restriction period may be appointed to the Audit Committee if the company's Board determines in its business judgment that membership on the Audit Committee is required by the best interests of the company and its shareholders, and the company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

       All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

       The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III. MEETINGS

       The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee

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should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairman should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4. below).

IV.  RESPONSIBILITIES AND DUTIES

       To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and reports filed with the SEC, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants
-----------------------

5. In recognition of the fact that the independent accountants are ultimately accountable to the Board of Directors and to the Audit Committee, recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should ensure that the independent accountants submit a formal written statement delineating all relationships between the independent accountants and the

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Company and review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

6. In consultation with the Board of Directors, review the performance of the independent accountants and approve any proposed selection or discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes
-----------------------------

8. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement
-------------------

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties

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encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Ethical and Legal Compliance
----------------------------

15. Review activities, organizational structure, and qualifications of the internal audit department.

16. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

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